Exhibit 10.2
RESIGNATION AND RELEASE AGREEMENT
    THIS AGREEMENT (the “Agreement”) is entered into as November 11, 2022 (“Effective Date”) by and between Cardlytics, Inc. (the “Company”) and Scott Grimes (“Director”). Together, the Company and Director may be referred to hereinafter as the “Parties.”
WHEREAS, Director is currently the Executive Chairman of the Board of Directors (the “Board”) of the Company;
WHEREAS, the Parties wish to enter into this Agreement to effect an orderly and mutually agreeable separation of Director’s employment with the Company and resignation from the Board of the Company;
    In consideration of the payments, covenants and releases described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Company and Director agree as follows:
1.Resignation from the Board. Director voluntarily resigns from the Board of the Company, and resigns his position as Executive Chairman of the Board, effective as of the Effective Date. Director acknowledges and agrees that he has been paid all wages and accrued benefits to which he is entitled through the date of execution of this Agreement, whether arising out of his employment relationship with the Company or his service on the Company’s Board. Other than the payments set forth in this Agreement, the parties agree that the Company owes no additional amounts to Director for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.
2.Consideration for this Agreement. In consideration of Director’s promises and the General Release of Claims and Covenant Not To Sue contained in Paragraph 3 of this Agreement, the Company agrees to provide the following to Director (collectively, the “Consideration”):
a.Director’s outstanding stock awards shall be treated as follows: 51,117 restricted stock units held by Director will become fully vested and convert to shares of common stock within seven (7) days of the Effective Date. All other restricted stock units and all performance stock units held by Director will be forfeited for no consideration.
b.If Director timely elects continued coverage under COBRA for Director and his covered dependents under the Director’s group health plans following the Effective Date, then the Company shall reimburse on a monthly basis Director for the COBRA premiums actually paid by Director to continue Director’s and his covered dependents’ health insurance coverage in effect on the Date of Termination until the earliest of (x) eighteen (18) months following the Effective Date, (y) the date when the Director becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (and the Director agrees to promptly notify the Company of such eligibility) and (z) the date the Director ceases to be eligible for COBRA continuation coverage for any reason.
The Company’s agreement to provide the Consideration is specifically contingent upon Director (a) executing this Agreement; and (b) complying with his obligations under this Agreement and any other continuing contractual obligations he owes to the Company.

Exhibit 10.2
3.General Release of Claims and Covenant Not To Sue.
a.    General Release of Claims. In consideration of the payments made to Director by the Company and the promises contained in this Agreement, Director on behalf of himself and his agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES the Company, its successors, subsidiaries, parent companies, assigns, joint ventures, and affiliated companies and their respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION which he may by law release, as well as all contractual obligations not expressly set forth in this Agreement, whether known or unknown, fixed or contingent, that he may have or claim to have against any Releasee for any reason as of the date of execution of this Agreement. This General Release and Covenant Not To Sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Director specifically acknowledges and agrees that he is releasing any and all rights under federal, state and local employment laws including without limitation the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, and any and all other local, state, and federal law claims arising under statute or common law. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except as set forth in Paragraph 3(e) below.
b.    Covenant Not to Sue. Except as expressly set forth in Paragraph 4 below, Director further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Releasees any claim released by this Agreement.
c.    Acknowledgement Regarding Payments and Benefits. Director acknowledges and agrees that he has been paid all wages and accrued benefits to which he is entitled through the date of execution of this Agreement. Other than the payments set forth in this Agreement, the Parties agree that the Company owes no additional amounts to Director for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason. For the avoidance of doubt, the Parties agree that the Company does not owe Director any salary, severance payment, or other compensation described in the Amended and Restated Separation Pay Agreement dated January 26, 2018 between the Parties.
d.    Other Representations and Acknowledgements. This Agreement is intended to and does settle and resolve all claims of any nature that Director might have against the Company arising out of his employment relationship with the Company, his service on the Company’s Board, or relating to any other matter, except as set forth in Paragraph 3(e) below. By signing this Agreement, Director acknowledges that he is doing so knowingly and voluntarily, that he understands that he may be releasing claims he may not know about, and that he is waiving all rights he may have had under any law that is intended to protect him from waiving unknown claims. This Agreement shall not in any way be construed as an admission by the Company or any of the Releasees of wrongdoing or liability or that Director has any rights against the Company or any of the Releasees. Director represents and agrees that he has not transferred or assigned, to any person or entity, any claim that he is releasing in this Paragraph 3.
e.    Exceptions to General Release. Nothing in this Agreement is intended as, or shall be deemed or operate as, a release by Director of (i) any rights of Director under this Agreement; (ii) any vested benefits under any Company-sponsored benefit plans; (iii) any rights under COBRA or similar state law; (iv) any recovery to which Director may be entitled pursuant to workers’ compensation and unemployment insurance laws; (v) Director’s right to challenge the validity of his release of claims under the ADEA; (vi) any rights or claims under federal, state, or local law that cannot, as a matter of law, be waived by private agreement; (vii) any rights to indemnification pursuant to the Company’s governing documents, insurance policies, or applicable law; and (viii) any claims arising after the date on which Director executes this Agreement.
4.Protected Rights.  Director understands that nothing contained in this Agreement limits Director’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  Director further understands that this Agreement does not limit Director’s ability to communicate or share information with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies.  However, based on Director’s release of claims set forth in Paragraph 3 of this Agreement, Director understands that Director is releasing all claims and causes of action that Director might personally pursue or that might be pursued in Director’s name and, to the extent permitted by applicable law, Director’s right to recover monetary damages or obtain injunctive relief that is personal to Director in connection with such claims and causes of action.

Exhibit 10.2
5.Status of Other Agreements. The Parties agree that the Amended and Restated Separation Pay Agreement dated January 26, 2018 between the Parties, and any other prior agreements between the Parties relating to pay, compensation, or severance owed to Director are hereby terminated and without force and effect.
6.Confidentiality Obligations.
a.Director agrees to keep the terms and conditions of this Agreement confidential and not to disclose them to anyone except his spouse, financial advisors, attorneys, or as otherwise required by law, provided that before Director shares this Agreement with his spouse, financial advisor, or attorney, Director agrees to notify him or her of this confidentiality requirement.
b.Director agrees that he will not, directly or indirectly, use, distribute, or disclose to any person any confidential or proprietary information regarding the Company’s and/or any Releasees’ business, including but not limited to, practices, procedures, and policies; trade secrets; techniques; technology; studies and reports; marketing and business plans; financial information; employment information; and any and all other information of the Company and/or any Releasees that is valuable to the Company or such Releasee(s) and not generally known outside of the Company or such Releasee(s). This obligation shall remain in effect for as long as the information or materials in question retain their status as confidential. This Agreement does not, however, prohibit disclosure of information that was or becomes generally known or available to the public through no fault of Director.
c.Notwithstanding the foregoing obligations and restrictions regarding confidential information, nothing in this Agreement shall prohibit or restrict, or is intended to prohibit or restrict, Director from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Director shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Director; or (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Director shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Director has made such reports or disclosures. In addition, Director is hereby given notice that he shall not be criminally or civilly liable under any federal or state trade secret law for: (iii) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in either event solely for the purpose of reporting or investigating a suspected violation of law; or (iv) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
7.Return of Property. Director represents and warrants he has returned to the Company all documents, materials, equipment, keys, recordings, client contact information, other client-related information, sales information, workforce information, production information, computer data, and other material and information relating to Company or any of the other Releasees, or the business of the Company or any of the other Releasees (“Company Property”), and that he has not retained or provided to anyone else any copies, excerpts, transcripts, descriptions, portions, abstracts, or other representations of Company Property. To the extent that Director has any Company Property in electronic form (including, but not limited to, Company-related e-mail), Director represents and warrants that, after returning such electronic Company Property as described in this Paragraph, he has permanently deleted such Company Property from all non-Company-owned computers, mobile devices, electronic media, cloud storage (e.g. DropBox), or other media devices, or equipment. Director further represents and warrants that he has not provided and will not provide any Company Property to any third party, including any documents, equipment, or other tangible property, but with the exception of non-confidential materials generally distributed by Company to clients or the general public.
8.Non-Disparagement. Director agrees that, except as may be required by law or court order, he will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which disparages or casts in a negative light the Company, its products, its management, its employees, or any of the other Releasees. This Paragraph 8 is not intended to in any way limit any of the Protected Rights contained in Paragraph 4 of this Agreement or any of the rights expressly reserved in Paragraph 6(c) of this Agreement, or to prevent Director from providing truthful testimony in response to a valid subpoena, court order, or request from a Government Agency. Furthermore, the Company agrees that it will direct each of the members of its Employee Leadership Team and its Board of Directors, as composed as of the Effective Date, that they shall not, directly or indirectly, make any statement, oral or written, or perform any act or omission which disparages Director or casts him in a negative light.
9.Cooperation.    In further consideration of the promises and payments made by the Company hereunder, Director shall cooperate with and assist the Company by providing information relevant to matters as to which he gained knowledge while employed by the Company or serving on the Board, and that, upon reasonable notice from the Company and at reasonable times and places, he will meet with the Company’s attorneys and other representatives, appear at hearings, depositions, trials and other proceedings relating to such matters. The Company shall also reimburse Director for all reasonable and necessary out-of-pocket expenses reasonably necessitated by his cooperation hereunder.

Exhibit 10.2
10.Final Agreement. Subject to Paragraph 5, this Agreement contains the entire agreement between the Company and Director with respect to the subject matter hereof. The Parties agree that this Agreement may not be modified except by a written document signed by both Parties. The Parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
11.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia without giving effect to its conflict of law principles.
12.Severability. With the exception of the release contained in Paragraph 3, the provisions of this Agreement are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully and validly enforceable. If the general release and covenant not to sue set forth in Paragraph 3 of this Agreement is found to be unenforceable, this Agreement shall be null and void and Director will be required to return to the Company all Consideration already paid to Director. The language of all valid parts of this Agreement shall in all cases be construed as a whole, according to fair meaning, and not strictly for or against any of the parties.
13.Waiver. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision. Any waiver of any provision of this Agreement must be in a writing signed by the party making such waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

The Parties hereby signify their agreement to these terms by their signatures below.

Director	Cardlytics, Inc.

/s/ Scott Grimes	/s/ Nick Lynton
Chief Legal Officer and Privacy Officer

Date: November 11,2022	Date: November 11,2022

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